Exhibit 3.10

BYLAWS

of

FISHER MILLS INC.

(Incorporated Under the Laws of Washington)

ARTICLE I

REGISTERED OFFICE

The location and post office address of the registered office of the corporation shall be 1525 One Union Square, 600 University Street, Seattle, Washington 98101

ARTICLE II

STOCKHOLDERS’ MEETINGS

1. Annual Meeting. The annual meeting of the stockholders of the corporation for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held each year at the principal place of business of the corporation (unless a different place within or without the State of Washington is specified in the notice of the meeting), on a day in the last two weeks of April, to be set by the Directors, at 10:00 o’clock in the forenoon unless otherwise stated in the notice of meeting. In the event of failure to hold an election of directors at the annual meeting of the stockholders or in the event the annual meeting of the stockholders shall be omitted by oversight or otherwise, a meeting of the stockholders may be held at a later date for the election of Directors and for the transaction of such other business as may properly come before the meeting. Any election held or other business transacted at any such later meeting shall be as valid as if done or transacted at the annual meeting of the stockholders. Any such later meeting shall be called in the same manner as a special meeting of the stockholders and notice of the time, place and purpose thereof shall be given in the same manner as notice of special meeting of the stockholders.

2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors to be held at such time and place as the Board may prescribe.

At any time, upon the request of the President, or of any three (3) directors, or of any stockholder or stockholders holding in the aggregate at least ten percent (10%) of the voting power of all stockholders, it shall be the duty of the Secretary to call a special meeting of the stockholders to be held at such place and at such time as the Secretary may fix, not less than ten (10) nor more than thirty-five (35) days after the receipt of said request, and if the Secretary shall neglect or refuse to issue such call, the directors or stockholders making the request may do so.

3. Notices of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears in the stockholder address records of the corporation, with postage thereon prepaid.

4. Waiver of Notice. Notice of any stockholders’ meeting may be waived in writing by any stockholder at anytime, either before or after any such meeting, and shall be deemed waived by the presence of such stockholder at the meeting unless such stockholder (a) shall have made his written objection to the transaction of business at such meeting for the reason that it is not lawfully called or convened and (b) shall, at or prior to the commencement of such meeting, deliver such written objection to the chairman of the meeting or other officer of the corporation present at such meeting.

5. Adjourned Meeting. An adjournment or adjournments of any stockholders’ meeting may be taken until such time and place as those present may determine without new notice being given, whether by reason of the failure of a quorum to attend or otherwise; but any meeting at which Directors are to be elected shall be adjourned only from day to day until such Directors are elected.

6. Quorum of Stockholders. A majority of the share entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is present, the affirmative vote of a majority of the share represented at the meeting and entitled to vote on the subject matter under consideration shall be the act of the stockholders, unless the vote of a greater number is required by law or by the Articles of Incorporation.

7. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted, except in the case of election of directors as provided in this section. All voting at stockholders’ meeting shall be by voice vote, except in the case of election of Directors or unless any qualified voter shall demand a vote by ballot. A stockholder may vote either in person or by proxy executed in writing by the stockholder of his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in such proxy. At each election for Directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

ARTICLE III

BOARD OF DIRECTORS

1. Number and Qualifications. The business affairs and property of this corporation shall be controlled and managed by the Board of Directors who need not be shareholders of this corporation. The directors shall be elected by the shareholders at each annual shareholders’ meeting, to hold office until the next annual shareholders’ meeting and until their respective successors are elected and qualified. In the event of failure to hold an election of directors at any annual shareholders’ meeting, as provided in these By-Laws, election of directors may be held at a special meeting of the shareholders called for that purpose. The number of directors shall be one (1) and may be changed from time to time by resolution of the Board of Directors, but the number of said directors shall never be less than one (1) nor more than fifteen (15), and no decrease shall have the effect of shortening the term of any incumbent director

2. Election - Term of Office. The Directors shall be elected by the stockholders at each annual stockholders’ meeting, to hold office until the next annual stockholders’ meeting and their respective successors are elected and qualified.

3. Vacancies. Any vacancies occurring in the Board of Directors may be filled by the affirmative vote of a majority of the shareholders. A Director thus elected to fill in a vacancy shall hold office during the unexpired term of his predecessor and until his successor is elected and qualified.

4. Annual Meeting. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof and shall be held on a day in the last two weeks of April following the annual stockholders’ meeting or any later stockholders’ meeting at which a Board of Directors is elected.

5. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places as the Board of Directors by resolution may decide.

6. Special Meetings. Special meetings of the Board of Directors may be held at any time or at any place whenever called by the President or by the Secretary at the request of any three (3) or more Directors.

7. Place of Meetings. Any meeting of the board of Directors may be held within or without the State of Washington.

8. Notice of Meetings. Notice of the annual meeting of the Board of Directors shall not be required. Notice of the time and place of all other meetings of the Board of Directors shall be given by the President, the Secretary or any person or persons calling the meeting by mail, radio, telegram or personal communication over the telephone or otherwise, at least three (3) days prior to the day upon which the meeting is to be held; provided, that no notice need be given if the time and place thereof shall have been fixed by resolution of the Board of Directors and a copy of such resolution has been mailed to every Director at least three (3) days before the first of any meeting or meetings held in pursuance thereof.

ARTICLE IV

OFFICERS

1. Officers Enumerated - Election. The officers of the corporation shall be a one or more Vice Presidents, a Secretary and an Assistant Secretary and such officers as the Board of Directors may determine, all of whom shall be elected by the Board of Directors at the annual meeting thereof, to hold office for the term of one (1) year and until their successors are elected and qualified.

2. Qualifications. None of the officers of the corporation need be a Director.

3. Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any meeting thereof.

4. Vice Presidents. Each Vice President shall perform such other duties as the Board of Directors may from time to time designate or assign to him.

5. Secretary and Assistant Secretary. : The Secretary shall keep the minutes of the meetings of the shareholders and of the Board of Directors, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be the custodian of the records and of the corporate seal or seals of this corporation; he shall see that the corporate seal is affixed only if so required by law to all documents, the execution of which on behalf of this corporation under its seal only if so required by law is duly authorized, and when so affixed may attest the same; he may sign, with the President, certificates of stock of this corporation; and, in general, he shall perform all duties ordinarily incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors. The Assistant Secretary, if any, shall have the powers and duties of the Secretary during the absence or inability to act of the Secretary and such powers and duties as may be delegated to him/her by the Board of Directors.

8. Vacancy. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting.

9. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient. Such other officers shall hold their offices for terms as provided in Section 1 of this Article V and such other agents shall hold their offices for such period as shall be determined from time to time by the Board of Directors. Such other officers and agents shall exercise such authority and perform such duties as the Board of Directors may prescribe, which authority and duties may include, in the case of the other officers, one or more of the duties of the named officers of the corporation.

10. Removal of Officers. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

11. Salaries. Salaries of all officers and agents of the corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

ARTICLE VII

STOCK

1. Certificate of Stock. Certificates of stock shall be issued in numerical order and each stockholder shall be entitled to a certificate signed by the President or Vice President and the Secretary or an Assistant-Secretary and sealed with the corporate seal. Every certificate of stock shall state (1) that the corporation is incorporated under the laws of the State of Washington, (2) the name of the registered holder of the shares represented thereby, and (3) the number, class and par value of the shares which the certificate represents.

2. Transfers. Shares of stock may be transferred by delivery of the certificates therefor accompanied either by an assignment in writing on the back of the certificate or by a separate written assignment and power of attorney to transfer the same, which in either event is signed by the record holder of the certificate. No transfer shall be valid, except as between the parties thereto, until such transfer shall have been made upon the books of the corporation. Except as otherwise specifically proved in these Bylaws, no share of stock shall be transferred on the books of the corporation until the outstanding certificate or certificates therefor have been surrendered to the corporation.

3. Stockholders of Record. The corporation shall be entitled to treat the holder of record on the books of the corporation of any share or shares of stock as the holder in fact thereof for all purposes, including the payment of dividends on such stock and the right to vote on such stock.

4. Loss or Destruction of Certificates. In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

5. Closing of Transfer Books. The Board of Directors may close the books of the corporation against transfers of stock of the corporation for such period as the Directors may from time to time determine, in anticipation of stockholders’ meetings, the payment of any dividend or distribution, or any change, conversion or exchange of shares of the corporation.

6. Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the stock of the corporation not inconsistent with these Bylaws, the Articles of Incorporation, or the laws of the State of Washington.

ARTICLE VIII

BOOKS AND RECORDS

1. Records of corporate Meetings and Share Register. The corporation shall keep either at its principal place of business or at its registered office (a) complete records of all of the proceedings of the Board of Directors and stockholders, and (b) a share register giving the names of the stockholders in alphabetical order and showing their respective addresses, the number of shares held by each and the dates upon which they acquired the same.

2. Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions or votes of the Board of Directors or stockholders when certified by the President, a Vice-President, Secretary or an Assistant-Secretary.

ARTICLE IX

CORPORATE SEAL

The corporate seal of the corporation shall consist of a flat-faced circular die producing in raised form, words, letters and figures, the design of which shall conform to the impression which appears opposite to this Bylaw.

ARTICLE X

AMENDMENT OF BYLAWS

1. By the Stockholders. These Bylaws may be amended, altered or repealed at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

2. By the Board of Directors. These Bylaws may be amended, altered or repealed, so long as consistent with the Articles of Incorporation, by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board if notice of the proposed alteration or amendment is contained or transmitted in the notice of the meeting. Any action of the Board of Directors with respect to the amendment, alteration or repeal of these Bylaws is hereby made expressly subject to change or repeal by the stockholders.

ARTICLE XI

DIRECTOR LIABILITY

A Director of the corporation will incur no personal liability to the corporation or to its shareholders for monetary damages for conduct as a Director, except to the extent the Director is held accountable for (i) acts or omissions which involve intentional misconduct or a knowing violation of law, (ii) conduct violating RCW 23B.08.310, as amended, or (iii) any transaction from which the Director personally obtained a benefit in money, property, or services to which the Director is not legally entitled. If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director to the corporation will be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this paragraph by the shareholders of the corporation will not adversely affect any right or protection of a Director of the corporation existing at the time of the repeal or modification.

ARTICLE XII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. Indemnification of Directors and Officers: Each person who was or is made a party or is threatened to be made a party to or is involved in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been a director or officer, he or she is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent or in any other capacity, will be indemnified and held harmless by the corporation to the full extent permitted by applicable law, as then in effect, against all expense, liability, and loss, including, without limitation, attorneys’ fees, judgments, fines, penalties, excise taxes, and other amounts assumed with respect to pension, profit sharing, and other employee benefit plans, and amounts to be paid in settlement, actually or reasonably incurred or suffered by such person in connection therewith. Such indemnification will continue as to a person who has ceased to be a director, officer, employee, or agent and will inure to the benefit of his or her heirs, executors, and administrators. No indemnification will be provided under this Article to any person if the corporation is prohibited by the nonexclusive provisions of the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification. The right to indemnification and the payment or reimbursement of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article will not be exclusive of any other right which any person may have or acquire under any statute, provision of these Articles of Incorporation or the corporation’s Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Article will be a contract right.

2. Advance for Expenses: The indemnification provided under this Article will include the right to be paid or reimbursed by the corporation the reasonable expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment or reimbursement of such expenses in advance of the final disposition of a proceeding will be made to or on behalf of a director or officer only on delivery to the corporation of a written affirmation of such person’s good faith belief that he or she met the standard of conduct described in RCW 23B.08.510 and a written undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise. The undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

3. Funding: The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any expense, liability, or loss, whether or not the corporation would have the power to indemnify that person against such expense, liability, or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest, or use other means to ensure the payment of amounts necessary to effect indemnification as provided in this Article.

4. Employees and Agents: The corporation may, by action of its board of directors from time to time, provide indemnification and pay or reimburse expenses in advance of the final disposition of a proceeding to employees and agents of the corporation within the same scope and to the same effect allowed by the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or by the Washington Business Corporation Act or otherwise.

5. Notice to Shareholders: Any indemnification of a director in accordance with this Article, including any payment or reimbursement of expenses, will be reported to the shareholders with the notice of the next shareholders’ meeting or prior to that time in a written report containing a brief description of the proceedings involving the director being indemnified, and the nature and extent of the indemnification.

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